SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[   ]          Preliminary Proxy Statement

[   ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]          Definitive Proxy Statement

[   ]          Definitive Additional Materials

[   ]          Soliciting Material Pursuant to Rule 14a-12

SM&R INVESTMENTS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Title of each class of securities to which transaction applies:_________________________

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Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________________________________________________________________________

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[   ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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SM&R Investments, Inc.

(the "Company")

SM&R Primary Fund

SM&R Tax Free Fund

(each, a "Fund," and together, the "Funds")

2450 South Shore Boulevard, Suite 400

League City, Texas 77573

February 5, 2010

Dear Shareholders:

Our records indicate that you are a shareholder in the SM&R Primary Fund and/or the SM&R Tax Free Fund.  The Board of Directors of the Company has approved, subject to shareholder approval, the liquidation of these Funds.  As a shareholder, you are entitled to vote your shares.

As discussed in more detail in the enclosed proxy materials, the Board of Directors of the Company made this decision based on several factors, including the relatively small asset size of the Funds, which prevents their efficient operation, their limited prospects for future growth, and the fact that each of the Funds' expense ratios would be higher if not for the continued fee waivers and expense reimbursements by Securities Management and Research, Inc., the Funds' investment adviser ("SM&R").

WE ARE ASKING YOU TO FILL OUT THE ENCLOSED PROXY CARD AND RETURN IT AS INSTRUCTED IN ORDER THAT YOUR SHARES MAY BE VOTED AT THE SHAREHOLDERS' MEETINGS OF THE FUNDS.

Assuming shareholders of each Fund approve the liquidations, if you have assets still invested in either of the Funds as of the close of business on February 26, 2010 (the current expected date of liquidation), the assets remaining in the Funds will be sold, and immediately thereafter the redemption proceeds will be sent to you in the form of a check.  You may also redeem your shares in the Funds prior to the date of liquidation or exchange your investment in the Funds to another series of the Company by following the policies set forth in the Company's current Prospectuses and Statement of Additional Information.  No charge will be assessed for any such exchange relating to these liquidations.

The Board of Directors of the Company believes that the proposal described in the accompanying Proxy Statement is important and recommends that you read the enclosed materials carefully and then vote FOR the proposal.  It is important that your proxy card be received promptly.  Remember - Your vote counts!

If you have any questions relating to these liquidations, please feel free to call SM&R at 1-800-231-4639.

Sincerely,

/s/ Teresa E. Axelson

Teresa E. Axelson

Secretary of the Company

SM&R Investments, Inc.

(the "Company")

SM&R Primary Fund

SM&R Tax Free Fund

(each, a "Fund," and together, the "Funds")

2450 South Shore Boulevard, Suite 400

League City, Texas 77573

Notice of Special Meetings of Shareholders

To Be Held on February 16, 2010

To the shareholders of the Funds:

            Special Meetings of Shareholders of the Funds, each a separate series of the Company, will be held at the offices of Securities Management and Research, Inc., 2450 South Shore Blvd., Suite 400, League City, Texas  77573, on Tuesday, February 16, 2010, at 9:00 a.m. Central Time, for the following purposes:

1.         To consider and act upon a proposal to liquidate each of the Funds, as set forth in the Plan of Liquidation attached to the Proxy Statement as Exhibit A; and

2.         To transact such other business as may properly come before the meetings, or any adjournment thereof.

             This Notice of Special Meetings of Shareholders and the accompanying Proxy Statement and proxy card are being delivered to shareholders of record at the close of business on January 15, 2010.

Your vote is important. Please vote by completing the enclosed proxy card and returning it promptly in the enclosed postage prepaid envelope.  We encourage you to read the Proxy Statement carefully before you vote.  The Board of Directors of the Company recommends that you vote FOR the proposal to liquidate the Funds.

By Order of the Board of Directors,

Teresa E. Axelson
Secretary of the Company

League City, Texas
February 5, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meetings to be Held on February 16, 2010

            The Funds' Notice of Special Meetings of Shareholders, the Proxy Statement and the proxy card are available on the Internet at www.smrinvest.com/PDF/proxy.pdf.

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Corporate Accounts                                                  Valid Signature

ABC Corp.                                                                  ABC Corp. (by John Doe, Treasurer)

ABC Corp.                                                                  John Doe, Treasurer

ABC Corp. c/o John Doe, Treasurer.                          John Doe

ABC Corp. Profit Sharing Plan.                                 John Doe, Trustee

Trust Accounts

ABC Trust                                                                  Jane B. Doe, Trustee

Jane B. Doe, Trustee u/t/d 12/28/78                           Jane B. Doe

Custodial or Estate Accounts

John B. Smith, Cust. f/b/o John B. Smith, Jr.             John B. Smith

   UGMA

John B. Smith                                                             John B. Smith, Jr., Executor

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY, NO MATTER HOW MANY SHARES YOU OWN.

SM&R Investments, Inc.

(the "Company")

SM&R Primary Fund

SM&R Tax Free Fund

(each, a "Fund," and together, the "Funds")

2450 South Shore Boulevard, Suite 400

League City, Texas 77573

PROXY STATEMENT

Special Meetings of Shareholders
to be held on Tuesday, February 16, 2010

            This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of the Company, on behalf of the SM&R Primary Fund and the SM&R Tax Free Fund, each a separate series of the Company, in connection with Special Meetings of Shareholders of the Funds, and at any adjournment or postponement thereof (the "Meetings"), to be held on Tuesday, February 16, 2010 at 9:00 a.m. Central Time, at the offices of the Funds' investment adviser, Securities Management and Research, Inc. ("SM&R"), 2450 South Shore Boulevard, Suite 400, League City, Texas  77573, for the purposes set forth in the accompanying Notice of Special Meetings of Shareholders.  This Meetings' notice, this Proxy Statement and the accompanying proxy card is being sent to shareholders of record of the Funds as of the close of business on January 15, 2010 (the "Record Date"), beginning on or about February 5, 2010.

           At the Meetings, shareholders of each Fund will be voting separately on the proposal being considered, as described below and in the Notice of Special Meetings of Shareholders.  Shareholders are entitled to one vote for each Fund share held and a fractional vote for each fractional Fund share held. Shareholders of various classes of the SM&R Tax Free Fund will vote together.  The SM&R Primary Fund is a single class fund.  The following table sets forth the number (and in the case of the SM&R Tax Free Fund, the class designation) of shares of beneficial interest, $0.01 par value, of each of the Funds that were outstanding as of the close of business on the Record Date and, therefore, are entitled to vote at the Meetings:

Series                                                                                       Shares Outstanding

SM&R Primary Fund                                                                     4,167,740.224

SM&R Tax Free Fund

         Class A                                                                                       45,229.566

         Class B                                                                                         1,722.140

         Class T                                                                                  1,267,816.612

           Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household owns shares of the Funds, unless the Funds have received contrary instructions from the shareholder.  If you need additional copies of this Proxy Statement, please contact the Funds by calling 1-800-231-4639.

The Company's principal executive offices are located at 2450 South Shore Boulevard, Suite 400, League City, Texas 77573, and its phone number is 1-800-231-4639. Copies of the Company's most recent Annual Report and any more recent semi-annual report are available upon request, without charge, by writing to the Fund's investment adviser, Securities Management and Research, Inc. ("SM&R"), P.O. Box 58969, Houston, Texas 77258-8969, or by calling toll-free 1-800-231-4639.

PROPOSAL:  LIQUIDATION OF THE FUNDS

Introduction

          On December 23, 2009, the Company's Board of Directors, including a majority of directors who are not "interested persons" of the Company, as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), approved a Plan of Liquidation (the "Plan") with respect to the Funds in the form attached to this Proxy Statement as Exhibit A. The Plan provides for the liquidation of each of the Funds' assets and the distribution to shareholders of the cash proceeds of the liquidation after paying or providing for the payment of all debts and liabilities of the Funds. The Company's Board has directed that the Plan be submitted to shareholders of each of the Funds for approval.

          The SM&R Primary Fund commenced operations on March 16, 1992, and the SM&R Tax Free Fund commenced operations on January 1, 1999.  As of January 15, 2010, the Funds had total assets as shown in the following table:

Series                                                               Total Assets

SM&R Primary Fund                                       $4,181,140.39

SM&R Tax Free Fund                                   $13,878,921.41

The Funds have not achieved the asset growth expected by SM&R at the time the Funds commenced operations, and SM&R believes it is unlikely that the Funds will experience material growth in assets in the foreseeable future.  The asset size of each of the Funds results in fixed expenses remaining high relative to the total assets of each Fund, despite fee waivers and/or expense reimbursements from SM&R.  Because of certain inefficiencies, the higher relative costs, and the disadvantageous economies of scale attendant with each of the Funds' asset base, SM&R and the Company's Board have concluded that it would be in the best interests of each the Funds and their shareholders to liquidate the Funds.

Board Considerations

          In reaching its decision to approve the Plan and to submit it to shareholders for their approval, the Company's Board considered the circumstances facing each of the Funds. At a meeting held on November 19, 2009, the Board considered information provided by SM&R and unanimously approved, and recommended to shareholders of the Funds, SM&R's recommendation that the Funds be liquidated.  The Board was advised that Fund shareholders would not bear any of the expenses associated with liquidating the Funds.

The Board considered, among other factors, the following:

Assets.  Each of the Funds has failed to attain relative asset growth needed to achieve efficient investment operations in the view of management.  SM&R does not foresee being able to grow the Funds to a viable size.  The continuing shrinkage of the Funds over time will adversely affect the ability of SM&R to manage the Funds and will further increase expenses borne by shareholders.  As the Funds get smaller, investment flexibility and options are more limited.

Expense Ratio and Advisory Fee.  Each of the Funds' expense ratios would be higher if not for the continued fee waivers and expense reimbursements by SM&R.  SM&R advised the Company's Board that continuing to waive fees and reimburse expenses is not economically feasible for SM&R and that the Funds have not achieved an asset size sufficient to render such waivers and reimbursements unnecessary.

Fund Performance.  If SM&R were to end its voluntary fee waivers and expense reimbursements, the Funds' performance would suffer commensurately, and their current inability to grow would be exacerbated.

Limited Merger Prospects.  There are no other suitable funds advised by SM&R into which the Funds could be merged.  Given the relatively small assets of the Funds, any benefit to shareholders of the Funds in merging with another fund would likely be outweighed by the expenses of such a merger.  Further, apart from their small size, the Funds would likely be unattractive to another investment adviser since, among other things, SM&R could not ensure that assets in the Funds would not be redeemed in a relatively short time after any such transaction.

Taxes.  The Board considered the federal income tax impact on Fund shareholders of the proposed liquidations, which will be a taxable event for each Fund's shareholders.  See the discussion of "Tax Consequences" below for further information regarding the tax impact of the proposed liquidations.

After careful consideration of these and other relevant factors, the Company's Board concluded on December 23, 2009 that approval of the Plan was in the best interests of the shareholders of each of the Funds and directed that the Plan be submitted to shareholders of the Funds for approval. The Company is not required to seek federal or state regulatory approval of the Plan or the liquidation of the Funds.

Description of the Plan and the Liquidation

          The following discussion summarizes the important terms of the Plan, does not purport to be complete, and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached to this Proxy Statement as Exhibit A.  Shareholders are encouraged to read the Plan in its entirety.

If the Plan is approved by a Fund's shareholders at the Meetings, the liquidation process will commence for that Fund as soon as practicable in accordance with the terms of the Plan.   SM&R will undertake to liquidate the Fund on such terms and conditions as it determines to be reasonable and in the best interests of the Fund and its shareholders.  SM&R will sell all of that Fund's securities and pay (or make provision for payment of) all of that Fund's known expenses, charges, liabilities, and other obligations, including the payment of any ordinary and capital gains dividends.  After this process is completed, each shareholder of the Fund will receive a cash distribution in an amount equal to the net asset value per share, together with accrued and unpaid dividends and distributions, of the shareholder's shares (the "Liquidation Distribution").  Such net asset value per share will be determined in accordance with the Company's current Prospectuses and Statement of Additional Information.  The Liquidation Distribution for each Fund shall be paid directly to the account holder if no instructions have been provided to SM&R otherwise.

            The rights of the Funds' shareholders to redeem their interests in a Fund at the current net asset value prior to the Liquidation Date (as defined below) will not be affected if the Plan is adopted.  In addition, prior to the Liquidation Date, shareholders will still be entitled to move assets held in a Fund into another series of the Company of their choosing, in accordance with the policies described in the Company's current Prospectuses and Statement of Additional Information.  Also, the entities currently providing services to the Funds will continue to do so until the Funds are completely liquidated and their affairs are wound up.

            The Funds' shareholders will not bear the expenses associated with carrying out the Plan.  SM&R will bear all expenses incurred in connection with carrying out the Plan, including legal and auditing expenses and printing, mailing, solicitation and miscellaneous expenses arising from the liquidation, but excluding the cost of liquidating portfolio investments (e.g., brokerage commissions and other transaction expenses) in preparation for and in connection with the Funds' liquidation. Normal operating expenses of the Funds will be borne by the Funds in the same manner as such expenses would have been borne absent a liquidation.

          The Plan also provides that the Company's Board shall have the authority to authorize such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the complete liquidation of the Funds, as well as the other purposes generally to be accomplished by the Plan.

          The approval and implementation of the Plan for one Fund is not conditioned upon the approval of the Plan by shareholders of the other Fund.  If shareholders of a Fund fail to approve the Plan, that Fund will not be liquidated and will continue to operate and be managed in accordance with its investment objective and policies as currently in effect. However, in such case, the Company's Board would determine what alternative action, if any, should be taken with respect to that Fund.

Liquidation Distribution

            At present, the date on which the Funds will be liquidated and on which each Fund will pay Liquidation Distributions to the applicable accounts is uncertain, but it is anticipated that if the Plan is adopted by the shareholders of a Fund, such Fund's liquidation would occur on February 26, 2010 or as soon as practicable thereafter (the "Liquidation Date").  If the Plan is approved, accounts holding Fund shares as of the close of business on the Liquidation Date would receive their Liquidation Distribution on the Liquidation Date without any further action on their part.  A check will be sent to the shareholders at the address on record with the Company.

            The right of a shareholder to redeem his or her shares of a Fund at any time prior to the Liquidation Date has not been impaired by the proposal to liquidate the assets of the Funds or the adoption of the Plan.  Therefore, a shareholder may redeem shares in accordance with redemption procedures set forth in the Company's current Prospectuses and Statement of Additional Information without the necessity of waiting for the Company to take any action.

Similarly, prior to the Liquidation Date a shareholder may exchange shares of the Funds for shares of another series of the Company in accordance with the Company's current Prospectuses and Statement of Additional Information.  Shareholders may contact their registered representative or call SM&R toll-free at 1-800-231-4639 to request prospectuses of and to discuss other mutual funds that may meet their investment objectives.

The Company will not impose any redemption charges or contingent deferred sales charges for redemptions of shares as a result of the proposed liquidations.

Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to shareholders on receipt of their pro rata shares of the Liquidation Distribution from the Funds pursuant to the provisions of the Plan. This discussion also summarizes the material U.S. federal income tax consequences to a Fund resulting from its liquidation. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), temporary and proposed Treasury Regulations and administrative and judicial interpretations, all as in effect on the date of this Proxy Statement and all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

As discussed above, pursuant to the Plan, the Funds will sell their investment securities and distribute the proceeds to their shareholders on the basis of their respective shareholdings. The Funds anticipate that they will retain their qualification as regulated investment companies under the Code during the liquidation period and, therefore, will not be taxed on any of their net income from the sale of their assets to the extent distributed to shareholders.

For federal income tax purposes, a shareholder's receipt of investment company taxable income (generally, dividends, interest and net short-term capital gain) will continue to be taxed as an ordinary dividend. However, a shareholder's receipt of his or her pro rata share of the Liquidation Distribution will be a taxable event in which the shareholder will be viewed as having sold his or her shares in exchange for an amount equal to the cash that he or she receives. Each shareholder generally will recognize gain (or loss) for federal income tax purposes equal to the amount by which such cash exceeds (or is less than) the shareholder's tax basis in his or her Fund shares. If any gain or loss is recognized, such gain or loss generally will be treated as long-term capital gain or loss if the Fund shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss. Notwithstanding the foregoing, any loss realized by a shareholder in respect of shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder's entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder's interest in the Fund.

Shareholders investing through qualified retirement plan accounts who receive their Liquidation Distribution outside of their plan account should consider promptly the reinvestment of such distribution into another qualified retirement plan account to avoid incurring tax penalties. The receipt of a Liquidation Distribution by a qualified retirement account, including an Individual Retirement Account Plan ("IRA"), generally would not be viewed as a taxable event to the beneficiary. In the event that the Liquidation Distribution cannot be held by an IRA and must be distributed, tax results will vary depending upon the status of each beneficiary, and therefore, beneficiaries who receive distributions from an IRA on account of the liquidation of a Fund must consult with their own tax advisers regarding their personal tax results in this matter.

The foregoing summary sets forth general information regarding the anticipated federal income tax consequences of the liquidation to a Fund and to shareholders who are United States citizens or residents. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a shareholder in light of the shareholder's particular circumstances, nor does it discuss the special considerations applicable to those holders of shares subject to special rules, such as shareholders whose functional currency is not the United States dollar, shareholders subject to the alternative minimum tax, shareholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark to market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, or shareholders who hold their shares as part of a straddle, constructive sale or conversion transaction. This discussion assumes that shareholders hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). The Funds will not seek an opinion of counsel or a ruling from the IRS with respect to the U.S. federal income tax consequences discussed herein.  Accordingly, there can be no assurance that the IRS will agree with the positions described in this Proxy Statement. This discussion also does not address the application and effect of any foreign, state or local tax laws. Shareholders should consult their own tax advisers to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for their shares, in light of their individual circumstances.

Appraisal Rights

            Fund shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

Vote Required and Board of Directors' Recommendation

          Approval of this proposal with respect to each Fund requires the affirmative vote of a majority of the Fund's shares outstanding and entitled to vote.  Shareholders of various classes of the SM&R Tax Free Fund will vote together.  Abstentions will have the effect of a "no" vote for the purpose of obtaining the requisite vote to approve the proposal. Shares represented by proxies that reflect "broker non-votes" will be counted as shares present at the Meetings for quorum purposes but will not be (i) considered votes cast at the Meetings or (ii) voted for or against any adjournment or proposal.  "Broker non-votes" are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted.

THE COMPANY'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT YOU VOTE "FOR"APPROVAL OF THE PLAN.

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ADDITIONAL INFORMATION

Information Pertaining to the Investment Adviser

           SM&R, the Funds' investment adviser, is located at 2450 South Shore Boulevard, Suite 400, League City, Texas 77573, and is a wholly-owned subsidiary of American National Insurance Company.  As the Funds' investment adviser, SM&R manages the Funds' day-to-day business and affairs.  SM&R also provides administrative services and serves as the Funds' transfer agent, dividend paying agent, and underwriter.  SM&R was incorporated in 1964 and has managed investment company portfolios since 1966.  SM&R does and may, from time to time, serve as investment adviser to other clients, including banks, employee benefit plans, other investment companies, foundations, and endowment portfolios.

Voting Information

            Proxies are being solicited primarily by mail. In addition to the use of the mails, proxies may be solicited personally or by telephone by representatives of SM&R.  An outside firm may be retained to assist in the solicitation of proxies.  All costs of the Meetings, including the costs of soliciting proxies (estimated to be $13,000), will be paid by SM&R.

           Shares represented by executed and unrevoked proxies will be voted in accordance with the specification made thereon, and if no voting instructions are given on an executed proxy card, the shares will be voted "FOR" the proposal. If a proxy card is properly executed and returned accompanied by instructions to withhold authority to vote, or is marked with an abstention (collectively, "abstentions"), the Fund shares represented thereby will be considered to be present at the Meetings for purposes of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote in favor of the proposal. For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining the requisite vote to approve the proposal.

            Your proxy may be revoked at any time before it has been voted at the Meetings in one of the following ways: (i) by sending a signed, written letter of revocation to the Secretary of the Company, (ii) by properly executing and timely returning a later-dated proxy, or (iii) by attending the Meetings to vote in person.

           With respect to each Fund, a quorum is constituted by the presence in person or by proxy of the holders of at least one-third of the Fund's outstanding shares entitled to vote at the Meetings.  In the event sufficient votes to approve the proposal are not received, SM&R may propose one or more adjournments of the Meetings to permit further solicitation of proxies. Any adjournment with respect to either Fund will require the affirmative vote by the holders of a majority of the Fund's shares eligible to vote that are represented at the Meetings in person or by proxy.  In determining whether to adjourn the Meetings, the following factors may be considered: the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Generally, votes cast "for" the proposal will be voted in favor of such adjournment, and votes cast "against" the proposal will be voted against any adjournment (abstentions will be voted for or against adjournment in proportion to the shares voted "for" or "against" the proposal).

Fund Share Ownership

As of January 15, 2010, the directors and officers of the Company as a group owned less than one percent of the outstanding shares of the Funds.

            As of  January 15, 2010, the following shareholders were known by the Company to own 5% or more of the outstanding voting securities of one or more of the Funds:

                                                SM&R Primary         SM&R Tax                Percent of

                                                Fund                           Free Fund                  Outstanding

                                                                                                                        Fund Shares

SM&R (the Funds'                             0                      195,601.824                14.8733%

investment adviser),                                                    (Class T)

2450 South Shore Blvd.,

Suite 400, League City,

Texas 77573

Comprehensive                                   0                      978,009.118                74.3864%

Investment Services,                                                   (Class T)

Inc., P. O. Box 58969,

Houston, Texas 77258-8969

American National                  3,128,334.907             0                                  75.0772%

Insurance Company,

P. O. Boxn 58969,

Houston, Texas 77258-8969

South Shore Harbour              287,289.718                0                                  6.8947%

Development, Limited,

ANREM Corporation,

General Partner, 2525

South Shore Blvd., Ste. 207

League City, Texas  77573

As significant owners of shares, the owners listed in the above chart will have a controlling influence in the outcome of the proposal.  American National Insurance Company is the parent company of SM&R.  The other shareholders listed above are affiliates of SM&R and American National Insurance Company, and it is anticipated that they will vote "for" the proposal.

*  *  *  *  *

Other Matters

          The Company's Board is not aware of any other matter which may come before the Meetings. However, should any such matter properly come before the Meetings, the persons named on the accompanying proxy card will vote on such matter in accordance with their judgment.

          The Company does not hold regular shareholders' meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholders' meeting subsequent to this meeting, if any, must submit such proposals a reasonable period of time before the Company begins to print and mail the proxy materials for such meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.  Shareholder proposals are subject to certain regulations under federal laws.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Dated: February 5, 2010

EXHIBIT A

PLAN OF LIQUIDATION

The following Plan of Liquidation (the "Plan") of the SM&R Tax Free Fund and the SM&R Primary Fund (each a "Series," together the "Series"), separate series of SM&R Investments, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation of the Series in conformity with the provisions of the Fund's Amended and Restated Articles of Incorporation, effective December 21, 2000, as amended and supplemented (the "Articles"), and applicable Maryland law.

WHEREAS, the Fund's Board of Directors (the "Board"), including a majority of those Directors who are not "interested persons" (as defined in the 1940 Act), has deemed that it is advisable and in the best interests of the Series and their shareholders to liquidate the Series, and the Board, on December 23, 2009, considered the matter and determined to recommend the termination of the Series pursuant to this Plan;

NOW, THEREFORE, the liquidation of the Series shall be carried out in the manner hereinafter set forth:

            1. Effective Date of Plan. The Plan shall be and become effective with respect to any Series only upon the adoption and approval of the Plan at a meeting of shareholders of such Series called for the purpose of voting upon the Plan. Approval of the Plan is to be determined by the affirmative vote of a majority of the Series' shares outstanding and entitled to vote on the Plan, without regard to class. The date of such adoption and approval of the Plan by shareholders is hereinafter called the "Effective Date."

            2.  Notice to Creditors.  Upon approval of the Plan, the Fund shall mail notice to the known creditors of the Series, if any, at their addresses shown on the Fund's records.

3.  Liquidation. Consistent with the provisions of this Plan, the Series shall be liquidated pursuant to applicable provisions of Maryland law and the Articles within a reasonable period of time after the Effective Date.

4.  Cessation of Business. After the Effective Date, the Series shall not engage in any business activities except for the purpose of winding up their business and affairs, preserving the value of their assets and distributing their assets to shareholders in accordance with the provisions of this Plan after the payment (or reservation of assets for payment) to all creditors of the respective Series; provided that the Series shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to shareholders and permit the reinvestment thereof in additional shares.

5. Liquidation of Assets. The Series shall cause the liquidation of their assets to cash, consistent with the terms of the Plan.

6. Payment of Debts. As soon as practicable after the Effective Date, each of the Series shall determine and pay (or reserve sufficient amounts to pay) the amount of all of its known or reasonably ascertainable liabilities incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

7. Liquidating Distribution. On February 26, 2010, or as soon as practicable thereafter, each of the Series will provide each shareholder of record who has not redeemed its shares a liquidating distribution equal to the shareholder's proportionate interest in the remaining assets of the Series (after the payments and creation of the reserves contemplated by Section 5 above).

8. Expenses of Liquidation. Except as may be otherwise agreed to between the Series and Securities Management and Research, Inc., the Series' investment adviser ("SM&R"), all expenses incurred by or allocable to the Series in carrying out the Plan and liquidating the Series, excluding the cost (if any) of liquidating portfolio investments in preparation for and in connection with the liquidation, shall be borne by SM&R.

9. Power of the Board. The Board and, subject to the general direction of the Board, the officers of the Fund, shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act, the Securities Act of 1933, as amended, and applicable Maryland law and the Articles.

10. Amendment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of the Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect complete liquidation and termination of the existence of the Series, and the distribution of assets to shareholders in accordance with the purposes intended to be accomplished by the Plan.

11. Amendment of Articles.  Subject to approval of the Plan by each Series' respective shareholders and pursuant to applicable Maryland law, the Fund's Articles shall be amended or supplemented, and the Fund shall prepare and file any necessary documents or instruments with and for acceptance by the Department of Assessments and Taxation of the State of Maryland, in each case reflecting the termination of each such Series.

12. Appraisal Rights.  Shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

Adopted effective as of February 26, 2010 by the Fund on behalf of the Series.

SM&R Investments, Inc.

By:__________________________________

            Michael W. McCroskey, President

PROXY CARD

SM&R PRIMARY FUND

A Series of SM&R Investments, Inc.

Special Meeting of Shareholders of the SM&R Primary Fund To Be Held on Tuesday, February 16, 2010.

          The undersigned shareholder hereby appoints Teresa E. Axelson and Michele S. Lord, and each of them separately, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote as indicated below, all shares of the SM&R Primary Fund (the "Fund"), a series of SM&R Investments, Inc. (the "Company"), that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of the Fund's investment adviser, Securities Management and Research, Inc., 2450 South Shore Boulevard, Suite 400, League City, Texas  77573, on Tuesday, February 16, 2010 at 9:00 a.m., Central Time, and at any and all adjournments, reconvening or postponement thereof.  The shares represented by this proxy shall be voted as indicated below.

IF NO SELECTION IS MADE BELOW, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL.

By signing below, receipt of the accompanying Notice of Special Meetings of Shareholders is hereby acknowledged.

Signature(s) should be exactly as the name or names appearing on this form. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                                                                                                Dated:________________, 2010

                                                                                                __________________________

                                                                                                Signature(s)

                                                                                                __________________________

                                                                                                Signature(s)

Important:  Please sign and date above, and indicate your voting instruction below.  Return the completed form promptly in the enclosed envelope.

Please fill in box(es) below using black or blue ink or number 2 pencil.

PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THE PROPOSAL.  PROXIES ARE BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS AND WILL BE VOTED FOR THE PROPOSAL UNLESS OTHERWISE INDICATED.

To consider and act upon a proposal to liquidate the SM&R Primary Fund, as set forth in the Plan of Liquidation attached to the Proxy Statement as Exhibit A.

[ ]   FOR                       [ ]   AGAINST            [ ]   ABSTAIN

If any other matter properly comes before the Special Meetings of Shareholders, the proxies named above will vote on such matter in accordance with their judgment.

YOUR VOTE IS IMPORTANT!  PLEASE SIGN AND DATE ABOVE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

PROXY CARD

SM&R TAX FREE FUND

A Series of SM&R Investments, Inc.

Special Meeting of Shareholders of the SM&R Tax Free Fund To Be Held on Tuesday, February 16, 2010.

          The undersigned shareholder hereby appoints Teresa E. Axelson and Michele S. Lord, and each of them separately, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote as indicated below, all shares of the SM&R Tax Free Fund (the "Fund"), a series of SM&R Investments, Inc. (the "Company"), that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of the Fund's investment adviser, Securities Management and Research, Inc., 2450 South Shore Boulevard, Suite 400, League City, Texas  77573, on Tuesday, February 16, 2010 at 9:00 a.m., Central Time, and at any and all adjournments, reconvening or postponement thereof.  The shares represented by this proxy shall be voted as indicated below.

IF NO SELECTION IS MADE BELOW, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL.

By signing below, receipt of the accompanying Notice of Special Meetings of Shareholders is hereby acknowledged.

Signature(s) should be exactly as the name or names appearing on this form. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                                                                                                Dated:________________, 2010

                                                                                                __________________________

                                                                                                Signature(s)

                                                                                                __________________________

                                                                                                Signature(s)

Important:  Please sign and date above, and indicate your voting instruction below.  Return the completed form promptly in the enclosed envelope.

Please fill in box(es) below using black or blue ink or number 2 pencil.

PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THE PROPOSAL.  PROXIES ARE BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS AND WILL BE VOTED FOR THE PROPOSAL UNLESS OTHERWISE INDICATED.

To consider and act upon a proposal to liquidate the SM&R Tax Free Fund, as set forth in the Plan of Liquidation attached to the Proxy Statement as Exhibit A.

[ ]   FOR                       [ ]   AGAINST             [ ]   ABSTAIN

If any other matter properly comes before the Special Meetings of Shareholders, the proxies named above will vote on such matter in accordance with their judgment.

YOUR VOTE IS IMPORTANT!  PLEASE SIGN AND DATE ABOVE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.